        Exhibit 10.1

Heartland Dental Holding Corporation
1200 Network Centre Drive
Effingham, IL 62401

                                April __, 2023

Align Technology, Inc.
410 North Scottsdale Road, Suite 1300
Tempe, Arizona 85288
Re:    Subscription Agreement

Dear Madam or Sir:
This Subscription Agreement (this “Agreement”) is made by and between Align Technology, Inc., a Delaware corporation (the “Subscriber”) and Heartland Dental Holding Corporation, a Delaware corporation (“Parent”).
WHEREAS, at the closing of the transactions contemplated herein (the “Subscription Closing” and such transactions, the “Transaction”), the Subscriber will purchase from Parent a number of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”), for the cash consideration specified herein, subject to, and in accordance with, the terms of this Agreement and the other Subscription Documents (as defined below);
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements hereinafter set forth, each of the parties hereto hereby agree as follows:
1.Investment. The Subscriber hereby commits to subscribe for and Parent hereby agrees to issue to the Subscriber, in each case at the Subscription Closing, the number of shares of Parent Common Stock set forth under the subheading “Subscription Shares” on the signature page hereto, for an aggregate cash consideration of $75,000,000.
2.Closing. The Subscription Closing shall occur on the date hereof. The Subscriber must pay for the shares of Parent Common Stock purchased pursuant to this Agreement at or prior to 11:00 a.m., Eastern Time on the date hereof, unless extended by Parent.
3.Subscription Documents. The Subscriber agrees to execute and deliver and, Parent agrees to execute and deliver, the Subscription Documents. The “Subscription Documents” means, collectively, (1) this Agreement, (2) the Stockholders Agreement of Parent, dated as of even date herewith, by and among Parent and Subscriber and (3) any other agreement or document as may be required to consummate the Transaction.
4.Effectiveness; Survival. This Agreement is binding upon the Subscriber and Parent immediately upon its execution and delivery by Subscriber, on the one hand, and Parent, on the other hand. If the Transaction is terminated, none of the parties hereto or any of their respective affiliates or representatives will have any liability or obligation under this Agreement or otherwise in connection with the Transaction. All of the representations and warranties contained herein will survive the Subscription Closing in accordance with their terms.

5.Representations and Warranties of the Subscriber. The Subscriber represents and warrants to Parent that:
(a)the Subscriber has all requisite entity power and authority to, execute and deliver the Subscription Documents and to perform the Subscriber’s obligations hereunder and thereunder;
(b)this Agreement and each of the other Subscription Documents has been duly executed and delivered by the Subscriber and, assuming the due authorization, execution and delivery of this Agreement and the other Subscription Documents by Parent, each of this Agreement and the other Subscription Documents constitutes the valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity and the discretion of courts in granting equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Enforceability Exceptions”); and
(c)the execution, delivery and performance by the Subscriber of the Subscription Documents and the consummation by the Subscriber of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law or regulation applicable to the Subscriber or his or her properties or assets; (ii) violate any judgment, decree, order or award of any governmental body or arbitrator applicable to the Subscriber or his or her properties or assets; or (iii) result in any breach of any terms or conditions, or constitute a default under, any contract to which the Subscriber is a party or by which the Subscriber or his or her properties or assets are bound;
6.Parent Securities Unregistered. The Subscriber acknowledges and represents that the Subscriber has been advised by Parent that:
(a)the offer and sale of the Parent Common Stock has not been registered under the Securities Act;
(b)the Subscriber must continue to bear the economic risk of the investment in the Parent Common Stock unless the offer and sale of such Parent Common Stock is subsequently registered under the Securities Act and all applicable state securities laws and regulations or an exemption from such registration is available;
(c)there is no established market for the Parent Common Stock and it is not anticipated that there will be any public market for the Parent Common Stock in the foreseeable future; and
(d)a notation shall be made in the appropriate records of Parent indicating that the Parent Common Stock are subject to restrictions on transfer and, if Parent should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Parent Common Stock.
7.Additional Investment Representations. The Subscriber represents and warrants to Parent that:
(a)the Subscriber’s financial situation is such that the Subscriber can afford to bear the economic risk of holding the Parent Common Stock for an indefinite period of time, has adequate means for providing for the Subscriber’s current needs and personal contingencies, and can afford to suffer a complete loss of the Subscriber’s investment in the Parent Common Stock;
(b)the Subscriber’s knowledge and experience in financial and business matters are such that the Subscriber is capable of evaluating the merits and risks of the investment in the Parent Common Stock;
(c)the Subscriber understands that an investment in the Parent Common Stock is a speculative investment which involves a high degree of risk of loss of the Subscriber’s investment therein, there are substantial restrictions on the transferability of the Parent Common Stock and, as of the Subscription Closing and for an indefinite period following such date (subject to the terms of the Subscription Documents), there will be no public market for the Parent Common Stock and, accordingly, it may not be possible for the Subscriber to liquidate the Subscriber’s investment in case of emergency, if at all;
(d)the Subscriber has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Parent and its representatives concerning Parent and its subsidiaries (including the Company and its subsidiaries following the Subscription Closing), and the terms and conditions of the purchase of Parent Common Stock. The Subscriber has independently, and without reliance upon Parent or any of its affiliates or any representative of the foregoing, and based on such documents and information as the Subscriber has deemed appropriate, performed its own due diligence and business investigations with respect to Parent and its subsidiaries (including the Company and its subsidiaries following the Subscription Closing) and made its own investment decision with respect to the investment represented by the issuable Parent Common Stock. The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the issued Parent Common Stock and on that basis understands the financial, tax, legal and related consequences of an investment in the issued Parent Common Stock, and believes that an investment in the issued Parent Common Stock is suitable and appropriate for the Subscriber;
(e)the Subscriber is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act as specified on the Subscriber’s signature page; and
(f)to the knowledge of the Subscriber, all information the Subscriber has provided to Parent’s representatives concerning such Subscriber and the financial position of such Subscriber is complete and correct in all material respects as of the date hereof.
8.Representations and Warranties of Parent. Parent represents and warrants to the Subscriber that:
(a)Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent possesses all requisite power and authority necessary to execute and deliver and to perform its obligations and carry out the transactions contemplated by this Agreement;
(b)the execution, delivery and performance by Parent or its officers of this Agreement has been duly authorized by or on behalf of Parent. This Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions;

(c)Parent is not making, and Parent hereby specifically disclaims, any representation or warranty regarding any pro forma financial information, budgets, estimates, projections, forecasts or other forward looking statements, business plans (including the reasonableness of any assumptions underlying such estimates, projections, forecasts, forward looking statements or business plans) with respect to Parent and its subsidiaries (including the Company and its subsidiaries) or any of their respective businesses.
9.Waiver. No waiver of any provision of this Agreement will be effective unless such waiver is in writing, specifically references the provision being waived and is signed by the party against whom the waiver is being enforced.
10.Assignment. This Agreement may not be assigned, in whole or in part, by operation of law or regulation or otherwise, by any party without the prior written consent of the other parties; provided that no assignment of any obligations hereunder will relieve the assigning party of any such obligations or of any liability for any breach by such party or its assignee of any such obligations. Any purported assignment in violation of this Agreement is null and void.
11.No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or will confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
12.Amendment. This Agreement may be amended, modified or supplemented at any time by mutual agreement of the parties hereto. Any amendment, modification or revision of this Agreement will be effective only if in a written instrument executed by the parties hereto.
13.Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.
14.Specific Performance. Each of the parties hereto agrees that irreparable damage would occur in the event applicable provisions of this Agreement were not fully performed by such party in accordance with the terms hereof and that the other parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which such other parties may be entitled at law or in equity.
15.Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.
16.Entire Agreement. This Agreement, together with the schedules, annexes and exhibits hereto and the other Subscription Documents, constitute the entire agreement among the parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters.
17.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

18.Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law principles that would require or permit the application of the laws of another jurisdiction.
19.Consent to Jurisdiction and Service of Process. Each of the parties agrees (i) that any complaint, action, suit, litigation, debarment proceeding, arbitration, audit, investigation, condemnation proceeding or other similar legal proceeding, whether judicial, administrative or otherwise (a “Legal Action”), whether at law or in equity, whether in contract or in tort or otherwise, with respect to this Agreement shall be brought in the Court of Chancery of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and, by execution and delivery of this Agreement, each party hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid court in any Legal Action arising out of this Agreement, (ii) not to bring or permit any of their affiliates to bring or support anyone else in bringing any such Legal Action in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided on the signature pages to this Agreement shall be effective service of process against it for any such Legal Action brought in any such court, (iv) to waive and hereby waives, to the fullest extent permitted by law or regulation, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Action in any such court, and (v) that, notwithstanding the foregoing, a final judgment in any such Legal Action shall be conclusive and may be enforced in any court in any other jurisdictions (where the party against which enforcement is sought has operations or owns assets) by suit on the judgment or in any other manner provided by law or regulation. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law or regulation.
20.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
21.Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.
22.Further Assurances. The parties hereto shall cooperate with one another at all times to do, or procure the doing of, all acts and things, and execute, or procure the execution of, all documents and instruments, as may reasonably be required to give full effect to this Agreement.
[Signature Pages Follow]

Very truly yours,

PARENT

                        Heartland Dental Holding Corporation

                        By:_________________________________
        Name:
Title:

Address/Facsimile/Email
1200 Network Centre Drive
Effingham, IL 62401

Acknowledged and Agreed:

ALIGN TECHNOLOGY, INC.

By:_________________________________
Name:
Title:

Address:
410 North Scottsdale Road, Suite 1300
Tempe, Arizona 85288

Subscription Shares: 30,000 shares of Parent Common Stock

Accredited Investor: _X_ yes     __ no